UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): May 22, 2009

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas (State or other jurisdiction of incorporation)	5813 (Commission File Number)	75-3016844 (IRS Employer Identification No.)

1403 Wan Chai Commerical Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext.222)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Principal Officers

On May 22, 2009, the Board of Directors of China Media Group Corporation appointed Mr. Cheng Pheng LOI as Director and Chief Executive Officer of the Company ("CEO") replacing the current CEO, Mr. Con Unerkov who resigned as CEO of the Company on the same date. Mr. Unerkov continues in his current role as Chairman of the Board of Directors and Chief Financial Officer of the Company.

Mr. Loi was the founder and has been the Chief Executive Officer of Advance Tech Communications Sdn. Bhd. (ATC") for the past five years. ATC, a company incorporated in Malaysia, is a premier Research & Development company in convergent mobile communication devices. Prior to setting up ATC, Mr. Loi has worked in the cellular telephone business, VoIP business and commodity business in Asia.

Mr. Loi was graduated from the University of Malaya with a Business Administration Degree.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	CHINA MEDIA GROUP CORPORATION

By: /s/ Con Unerkov
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Name: Con Unerkov
Title: President